Exhibit 10.44

REVOLVING CREDIT AND SECURITY AGREEMENT

By and Between

COMPASS BANK

And

TORNIER, INC.

MAY 31, 2007

TABLE OF CONTENTS

SECTION 1.	The Credit Facilities	2
1.1	Bank’s Agreement to Make Advances under the Revolving Line	2
1.2	Bank’s Agreement to Fund the Term Loan	3
1.3	The Incorporation of the Real Estate Loan in this Agreement	4

SECTION 2.	Borrower’s Representations and Warranties; Certain Covenants	4
2.1	Organization, Licenses, Qualifications, Etc.	4
2.2	Power and Authority; Enforceability	4
2.3	Liens	4
2.4	Payment of Taxes, Charges, Etc.	4
2.5	Restrictions on Transfer of Collateral	5
2.6	Reporting Requirements	5
2.7	Additional Representations Regarding Accounts	6
2.8	Additional Representations Regarding Instruments, Chattel Paper, Etc.	7
2.9	Location of Collateral	7
2.10	Location of Records	7
2.11	Additional Representations Regarding Financial Statements	7
2.12	Possession of and Insurance on Equipment	7
2.13	Borrower’s Names and Offices	7
2.14	Additional Representations Regarding Absence of Defaults Under Other Agreements	7
2.15	Indemnification	7
2.16	Taxes, Charges and Expenses Incurred with Respect to Revolving Line	8
2.17	Patents, Copyrights, Trademarks and Licenses	8
2.18	Judgments/Actions	8
2.19	Margin Stock	8
2.20	No Untrue Statements or Omissions	9
2.21	Bankruptcy	9
2.22	Organizational Identification Number, Etc.	9

SECTION 3.	Inspection of Records; Further Assurance	9

SECTION 4.	Security Interest of Bank in Collateral	9
4.1	Collateral	9
4.2	Security Interest in Collateral Created/Acquired Hereafter	10
4.3	Further Assurances	11
4.4	Additional Further Assurances	11
4.5	Restrictions on Pledging, Mortgaging Collateral	11

SECTION 5.	Collection of Accounts Receivable	12
5.1	Collection and Application of Proceeds; Notifying Account Debtors	12
5.2	Collection of Accounts	12

i

SECTION 6.	Additional Affirmative Covenants	12
6.1	[Intentionally deleted]	12
6.2	Insurance	12
6.3	Compliance with Laws	13
6.4	Debt Service Coverage	13
6.5	Tangible Net Worth	13
6.6	Total Debt to Tangible Net Worth	14
6.7	Fees	14
6.8	Notification of Defaults, Suits, Etc.	14
6.9	Deposit Account	14

SECTION 7.	Additional Negative Covenants	14
7.1	Liens	14
7.2	[Intentionally deleted]	14
7.3	Dividends; Bonuses	14
7.4	Acquiring Assets, Etc. of Other Entities	15
7.5	Dissolution, Mergers, Change in Nature	15
7.6	Subordinated Debt	15
7.7	Loans to Related Parties and Affiliates	15

SECTION 8.	Events of Default; Acceleration	15

SECTION 9.	Power to Sell or Collect Collateral	17

SECTION 10.	Set Off	18

SECTION 11.	Waivers	18

SECTION 12.	Expenses; Proceeds of Collateral	19

SECTION 13.	Duration; Extension	19

SECTION 14.	General	20

SECTION 15.	Miscellaneous	21

SECTION 16.	Compliance With Laws	22

SECTION 17.	USA Patriot Act	23

SECTION 18.	ENTIRE AGREEMENT	23

Addendum A Definitions

Exhibit A — Accounts Receivable and Inventory Reconciliation
Exhibit B — Certificate

ii

REVOLVING CREDIT AND SECURITY AGREEMENT

This Revolving Credit and Security Agreement (as may be amended, this “Agreement”) is executed and delivered as of this 31st day of May, 2007, by and between TORNIER, INC., a Delaware corporation (“Borrower”), with its chief executive office and its principal place of business at 12875 Capricorn Drive, Stafford, Texas 77477 and COMPASS BANK, an Alabama banking corporation (“Bank”), with its principal place of business at 24 Greenway Plaza, Suite 1601, Houston, Texas 77046.  Borrower has applied to Bank for (a) a revolving line of credit not to exceed an aggregate principal amount at any one time outstanding the sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) (as the same may be amended, the “Revolving Line”) to be evidenced by a Master Revolving Promissory Note (as the same may be amended, the “Revolving Note”) in such amount and (b) an advancing term loan in an amount not to exceed at any one time outstanding the sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) (as the same may be amended, the “Term Loan”) to be evidenced by a Promissory Note (as the same may be amended, the “Term Note”) in such amount.  Borrower, as the successor in interest by merger, to A.T. Real Estate, Inc., a Texas corporation, entered into that certain real estate term loan dated August 29, 2005 with Bank (as the same may be amended, the “Real Estate Loan”) in the original principal amount of ONE MILLION SIX HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($1,640,000.00) evidenced by that certain Promissory Note dated August 29, 2005 in such amount, as modified by that certain Modification to Note and Deed of Trust dated as of June 15, 2006 and that certain Modification Agreement dated as of June 15, 2006 and to be modified by that certain Second Modification to Note, Deed of Trust and Assignment of Rents (as the same has been and may be amended, the “Real Estate Note,” and together with the Revolving Note and the Term Note, collectively, the “Notes”).  Each of the Notes is secured by a lien on and a security interest in all of the Collateral (as defined herein) on the terms hereinafter set forth.

Bank is willing to extend the Revolving Line and the Term Loan to Borrower up to an aggregate principal amount not in excess of the amounts set forth above, and modify the existing Real Estate Loan evidenced by the Real Estate Note, upon the security of the Collateral on the terms and subject to the conditions hereinafter set forth to refinance some of Borrower’s existing indebtedness and to provide Borrower with ordinary working capital.

Accordingly, Borrower and Bank, in consideration of the premises, the credit to be extended hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree to amend and restate, in their respective entirities, that certain Revolving Credit and Security Agreement dated February 15, 2005, between Borrower and Bank, as amended, and that certain Loan Agreement dated as of August 29, 2005 between Borrower (then known as A.T. Real Estate, Inc., a Texas corporation) and Bank, as amended, as follows:

Capitalized terms not otherwise defined herein shall have the meaning attributed to the same in Addendum A hereto incorporated herein by reference as if fully set forth.

SECTION 1.         The Credit Facilities.

1.1          Bank’s Agreement to Make Advances under the Revolving Line.

(a)           Revolving Line; Borrowing Base.  From the date hereof until the first to occur of (i) Bank’s demand for payment or (ii) May 31, 2008 (whichever shall occur first being the “Revolving Line Maturity Date”), or such future date to which the Maturity Date of the Revolving Line may be extended (any such extension to be at Bank’s sole discretion and evidenced by a writing executed by Bank), subject to the terms and conditions of this Agreement and Borrower’s and all guarantor’s (as applicable) performance of and compliance with each of the Loan Documents, and so long as no event of default or Event of Default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred, be continuing or would result, Bank agrees to extend to Borrower an open-end credit line (also referred to as the Revolving Line) on the basis of the following advance formula (such advance formula being hereinafter referred to as the “Borrowing Base”):  an amount equal to (a) eighty percent (80%) of the outstanding value of Borrower’s Eligible Accounts Receivable; provided, however, that in no event shall the aggregate sum of all principal advances made by Bank to Borrower at any one time outstanding hereunder exceed the sum of $6,000,000.00.  Within such limits and subject to the terms of this Agreement, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Maturity Date.  It is expressly understood and agreed that Bank shall have no obligation to make an advance under the Revolving Line if the amount of such advance together with the amount outstanding under the Revolving Line exceeds or would exceed the lesser of (i) $6,000,000.00 or (ii) the Borrowing Base.  In addition to the foregoing requirements, Bank shall not be under any obligation to make any advance under this Agreement until Bank has received all executed Loan Documents and all Bank’s closing conditions have been satisfied in Bank’s sole discretion.

If at any time Borrower is not entitled to any advances by the terms of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and to require any payment required under the terms of the Agreement without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.

(b)           Borrower’s Revolving Loan Account.  All borrowings/advances under the Revolving Line shall be evidenced by the Note and Bank shall enter such borrowings/advances as debits to Borrower’s Revolving Loan Account.  Bank shall also record in Borrower’s Revolving Loan Account all other charges, expenses and items properly chargeable to Borrower hereunder (which shall also be evidenced by the Revolving Note), all payments made by Borrower on account of indebtedness under the Revolving Line and other appropriate debits and credits.  The debit balance of Borrower’s Revolving Loan Account shall also be evidenced by the Revolving Note and shall reflect the amount of Borrower’s indebtedness to Bank from time to time hereunder.

(c)           Exceeding Borrowing Base.  If at any time the outstanding balance of Borrower’s Revolving Loan Account attributable to the Revolving Line exceeds the lesser of (i) the Borrowing Base, or (ii) $6,000,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank immediately available funds sufficient to eliminate such excess and, if Bank requests, deliver to Bank additional collateral of a value and character satisfactory to Bank.  If the Borrowing Base Report (as defined in Section 2.6) indicates that the outstanding balance of Borrower’s Revolving Loan Account attributable to the Revolving Line or advances made to Borrower hereunder exceeds the lesser of

(i) the Borrowing Base or (ii) $6,000,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank (with the relevant Borrowing Base Report) immediately available funds in the amount sufficient to eliminate such excess.

(d)           Discretionary Advances.  In the event that the availability of the Revolving Line hereunder expires by the terms of this Agreement, or by the terms of any agreement extending the Revolving Line Maturity Date of the Revolving Line, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of Borrower’s Loan Account attributable to the Revolving Line at any time without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.  Nothing in this Section 1 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

1.2          Bank’s Agreement to Fund the Term Loan.

(a)           Term Loan.  Subject to the terms and conditions of this Agreement, Bank agrees to make the Term Loan to Borrower in the principal amount of $2,500,000.00 in multiple advances from the date hereof until May 31, 2008.  Advances under the Term Loan shall be (a) in minimum amounts of $250,000.00 (or such lesser amount equal to the undivided portion of the Term Loan remaining unfunded) and (b) used to fund the purchase price of equipment in an amount of up to one hundred percent (100%) of the invoice amount thereof.  No amounts repaid under the Term Loan may be reborrowed hereunder.  All requests for advances of any portion of the Term Loan shall be accompanied by an Advance Request Form (herein so called) in substantially the form of Exhibit C attached hereto properly signed and completed.

(b)           Term Note.  The obligation of Borrower to repay the Term Loan shall be evidenced by the Term Note executed by Borrower, payable to the order of Bank, in the principal amount of $2,500,000.00.

(c)           Interest.  The Term Loan shall bear interest at the rate of interest set forth in the Term Note.

(d)           Repayment of Principal and Interest.  The principal of and interest on the Term Loan shall be due and payable by Borrower as follows:

(i)            Twelve (12) monthly installments each in the amount of accrued interest on the Term Loan shall be due and payable on the fifth (5th) day of each month, commencing on June 5, 2007 and continuing through and including May 5, 2008; and thereafter.

(ii)           Thirty-five (35) monthly installments each in the principal amount determined by Bank necessary to amortize the principal amount Term Loan over a three (3) year period, plus accrued and unpaid interest on the Term Loan, shall be due and payable on the fifth (5th) day of each month, commencing on the June 5, 2008 and continuing through and including April 5, 2011; and thereafter.

(iii)          A final installment in the amount of all outstanding principal of the Term Loan, plus accrued and unpaid interest on the Term Loan, shall be due and payable in full on May 5, 2011.

1.3          The Incorporation of the Real Estate Loan in this Agreement.

(a)           Real Estate Note.  From and after the date of this Agreement, the Real Estate Note shall be governed by the terms and conditions of this Agreement and shall be evidenced by the Real Estate Note as if originally executed and delivered pursuant to the terms of this Agreement.

(b)           Interest.  The Real Estate Loan shall bear interest at the rate of interest set forth in the Real Estate Note.

(c)           Repayment of Principal and Interest.  The principal and interest on the Real Estate Loan shall be due and payable by Borrower as set forth in the Real Estate Note.

SECTION 2.         Borrower’s Representations and Warranties; Certain Covenants.

To induce Bank to enter into this Agreement, Borrower represents, warrants and covenants as follows:

2.1          Organization, Licenses, Qualifications, Etc.  Borrower (a) is a duly organized corporation, validly existing, and in good standing under the laws of the State of Delaware; (b) has all necessary licenses and corporate power and authority to own its assets and conduct its business as now conducted or presently proposed to be conducted; (c) has no subsidiaries; and (d) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which it is or shall be doing business or in which the failure to so qualify and remain in good standing would or could have an adverse effect on its business or properties, the Collateral or Bank.

2.2          Power and Authority; Enforceability.  The execution, delivery and performance hereof are within Borrower’s corporate powers, have been duly and validly authorized and are not in contravention of the law or the terms of Borrower’s charter, by-laws or other incorporation papers, or of any indenture, agreement, or undertaking or any law, regulation or order to which Borrower is a party or by which it or any of its properties is or may be bound.  Upon execution and delivery hereof, this Agreement will be a valid and binding obligation of Borrower enforceable in accordance with its terms.  This Agreement, the Note and all other Loan Documents executed by Borrower have been validly executed and delivered by Borrower and constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally.

2.3          Liens.  Except for the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents in favor of Bank, Borrower is and, as to Accounts Receivable, Inventory and other Collateral arising or to be acquired after the date hereof, shall be the sole and exclusive owner of the Accounts, the Inventory and each and every other item of Collateral free from any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower shall defend the Accounts, the Inventory and each and every other item of Collateral and all Proceeds and products thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the interests of Bank.

2.4          Payment of Taxes, Charges, Etc.  Borrower will promptly pay all taxes or charges levied on or with respect to, and will at all times keep the Accounts, the Inventory and each and every other item of Collateral, free and clear of all liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever, other than the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents.  Borrower agrees to take all actions that Bank may request to establish and maintain a valid title and security interest in the Accounts, the Inventory and each and every other item of Collateral, free and clear of all other liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever (other than the Permitted Liens), including, without limitation, the payment of any amounts, taxes, assessments, fees and/or charges necessary to perfect and note Bank’s interest in the same.  If such amounts, taxes, assessments, fees and/or charges remain unpaid after the date fixed for the payment of same, or if any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance shall arise, or be claimed or asserted with respect to the Accounts, the Inventory or any other item of Collateral, Bank may, without notice to Borrower, pay such taxes, assessments, charges or claims, or take any and all other actions (including the payment of money) deemed desirable by Bank to remove any such lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower agrees that the amounts thereof, along with any amounts necessary to perfect and note Bank’s interest in any Collateral, shall be charged to Borrower’s Loan Account described herein and shall bear interest at the rate of interest borne by Borrower’s obligations under the Note.

2.5          Restrictions on Transfer of Collateral.  Borrower will not (and will not allow or suffer any other person or entity to) sell (except for the sale of Inventory in the normal and ordinary course of Borrower’s business), transfer, lease, convey or otherwise dispose of the Collateral, any portion thereof, or any interest therein (or any of the Proceeds thereof, including, without limitation, money, checks, money orders, drafts, notes, instruments, documents, chattel paper, Accounts, returns or repossessions), without Bank’s prior written consent.

2.6          Reporting Requirements.  Borrower will deliver to Bank, so long as any of the Liabilities shall remain outstanding, the following:

(a)           monthly, on or before the twentieth (20th) day of each calendar month or more often as Bank shall request, (i) a Borrowing Base Report (herein so called) in substantially the form of Exhibit A attached hereto, (ii) detailed agings reports in form acceptable to Bank of all Borrower’s Accounts Receivable and accounts payable as of the last day of the immediately preceding calendar month (or such shorter applicable period), and the period of time which has elapsed with respect to such Accounts Receivable and accounts payable since the invoice date with respect thereto (together with Borrower’s certification as to any counterclaims, offsets or contra-accounts with respect to any of Borrower’s Accounts); (iii) if requested by Bank, summaries of all Borrower’s Inventory as of the last day of the immediately preceding calendar month (or such shorter applicable period), and the value thereof; and (iii) if requested by Bank, a copy of Borrower’s sales journal or invoice register for the immediately preceding calendar month (or such shorter applicable period) and the dates, amounts and Account Debtors with respect to such billings;

(b)           if requested by Bank, promptly upon any reduction or diminution in the face value of any Account Receivable in excess of $2,000.00, Borrower shall advise Bank thereof and, if Bank requests, Borrower shall provide Bank with a signed writing explaining the circumstances resulting in such reduction; and further, immediately upon production thereof, copies of all Borrower’s credit memos shall be forwarded to Bank;

(c)           Borrower shall submit or cause to be submitted to Bank (i) Borrower’s and Tornier US Holdings, Inc.’s internally prepared consolidated and consolidating quarterly financial statements within forty-five (45) days after the close of each fiscal quarter in each fiscal year including a balance sheet as of the close of such period, an income statement, and such other statements containing financial information which Bank reasonably may require, prepared and analyzed in accordance with generally accepted accounting principles and attested to by an authorized officer of Borrower; (ii) Borrower’s and Tornier US Holdings, Inc.’s consolidated and consolidating audited fiscal year-end financial statements (in form, preparation and substance acceptable to Bank) within ninety (90) days after the close of each of its fiscal years (provided, however, that Borrower’s audited consolidated financial statements for the fiscal year ending December 31, 2006 shall not be required to be delivered to Bank until June 30, 2007), including a balance sheet as of the close of such period, an income statement, a reconciliation of stockholders’ equity, and a statement of cash flows, all certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles; (iii) together with each delivery of financial statements required above, the certificate of Borrower substantially in the form of Exhibit B hereto signed by the president or any other officer of Borrower acceptable to Bank stating, among other things, that no event has occurred which constitutes an event of default or would constitute an event of default but for the requirement that notice be given, or time elapse or both, under any loans, notes, debentures, bonds, leases, or other obligations of Borrower then outstanding, including, but not limited to, this Agreement (such certificate shall publish the accounting calculations used to determine compliance or noncompliance with Borrower’s financial obligations and financial covenants, including those provided in this Agreement), or, if any such event of default or defaults exists, specifying the nature thereof; and (iv) such other financial and related information when and as requested by Bank regarding Borrower, the Collateral, Tornier US Holdings, Inc. and any endorser, guarantor or surety of any of the Liabilities of Borrower to Bank.

(d)           such other documents, instruments, data or information of any type requested by Bank with respect to the Accounts Receivable, Inventory and any other Collateral.

2.7          Additional Representations Regarding Accounts.  At the time any Account becomes subject to a security interest in favor of Bank, said Account shall be a good and valid Account representing an undisputed, bona fide indebtedness incurred by the Account Debtor named therein, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale; or for services theretofore performed by Borrower with or for said Account Debtor; there shall be no set-offs, counterclaims, or disputes against any such Account except as indicated in some written list, statement or invoice furnished to Bank with reference thereto; and Borrower shall be the lawful owner of all such Accounts and shall have good right to subject the same to a security interest in favor of Bank.  No such Account shall be sold, assigned, or transferred to any person other than Bank or in any way encumbered except to Bank, and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank.  If any Account shall be in violation of (a) any one or more of the warranties expressed in this section or (b) any of the requirements to be an Eligible Account Receivable, it shall not be deemed an Eligible Account Receivable for purposes of this Agreement.

2.8          Additional Representations Regarding Instruments, Chattel Paper, Etc.  At the time Borrower pledges, sells, assigns or transfers to Bank any instrument, document of title, security, chattel paper or other property, or any interest therein, Borrower shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such property shall have been pledged, sold, assigned or transferred to any person other than Bank or in any way encumbered (except for the Permitted Liens), and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank.

2.9          Location of Collateral.  Except for Inventory sold in the ordinary course of business, all Inventory and other tangible Collateral have always been, are and shall continue to be kept at Borrower’s principal place of business as noted on the first page of this Agreement.

2.10        Location of Records.  All records of Borrower pertaining to Accounts Receivable, general intangibles and contract rights have always been, are and shall continue to be kept at Borrower’s chief executive office as noted on the first page of this Agreement.

2.11        Additional Representations Regarding Financial Statements.  Subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank to induce it to enter into this Agreement, to extend credit from time to time hereunder, or otherwise furnished in connection herewith, do or shall fairly represent the financial condition of Borrower (or other persons or entities, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with generally accepted accounting principles consistently applied, and all other information, reports and other papers and data furnished to Bank shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter.

2.12        Possession of and Insurance on Equipment.  With respect to any and all equipment which may now or hereafter constitute Collateral hereunder, Borrower shall maintain possession of same, keep the same in good repair, and maintain casualty insurance on the same naming Bank as additional insured and Bank loss payee under a Bank loss payee endorsement.

2.13        Borrower’s Names and Offices.  Borrower’s name, chief executive office and principal place of business are and always have been as set forth on the first page of this Agreement, except as otherwise disclosed in writing to Bank.  Borrower will promptly advise Bank in writing sixty (60) days prior to any change in Borrower’s name, place of organization, organizational identification number, chief executive office or principal place of business.

2.14        Additional Representations Regarding Absence of Defaults Under Other Agreements.  Borrower is not now and will not be in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

2.15        Indemnification.  BORROWER HEREBY INDEMNIFIES BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) (COLLECTIVELY, “CLAIMS”) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE

NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY.  THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY, (E) ANY ACT OR OMISSION OF BANK BASED UPON ANY FAX OR ELECTRONIC TRANSMISSION OR, INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, ANY CLAIM WHICH ARISES AS A RESULT OF THE NEGLIGENCE OF BANK; PROVIDED, HOWEVER, THAT BORROWER’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION SHALL NOT APPLY TO THE EXTENT THAT THE CLAIMS ARISE AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

2.16        Taxes, Charges and Expenses Incurred with Respect to Revolving Line.  Borrower will pay any and all taxes (with the exception of taxes measured by income), charges and expenses of every kind or description paid or incurred by Bank under or with respect to the Revolving Line, the Loan Documents, any advances hereunder or any Collateral therefor or the collection of or realization upon the same.  Borrower hereby authorizes Bank to debit such and all other taxes, charges and expenses provided for in this Agreement (including, without limitation, those taxes, charges and expenses for which Borrower is liable under Section 12) to Borrower’s Loan Account.

2.17        Patents, Copyrights, Trademarks and Licenses.  None of the Collateral is patented, copyrighted, copyrightable, licensed or trademarked by Borrower or incorporates or is subject, in whole or part, to any copyright, license, patent or trademark in favor of Borrower or any of its affiliates.  Prior to the time any Collateral is copyrighted, licensed, patented or trademarked or incorporates or is subjected, in whole or in part, to any copyright, license, patent or trademark, Borrower shall notify Bank and shall take (or cause to be taken) all actions necessary to preserve the perfection and priority of Bank’s security interest in such Collateral.

2.18        Judgments/Actions.  There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower’s knowledge after due inquiry, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Borrower or any guarantor which do or could materially affect the business, properties, prospects, financial condition, earnings, results of operations or earnings capacity of Borrower or any guarantor or which question the validity of the Revolving Line or any of the Loan Documents, or any action or instrument contemplated by any of them.

2.19        Margin Stock.  Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying “margin” stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), as amended from time to time (“Regulation U”).  No part of the proceeds of any advance under the Revolving Line shall be used directly or indirectly for the purpose of purchasing, acquiring, carrying, financing or refinancing the purchase of any “margin stock” as defined in and contemplated by Regulation U or for any other purpose which would constitute “purpose credit” under Regulation U.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.20        No Untrue Statements or Omissions.  Neither this Agreement, nor any document, certificate, or statement furnished (or to be furnished) to Bank by or on behalf of Borrower pursuant to or in connection with this Agreement contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading.  There is no fact known to Borrower that materially and adversely affects, or will materially and adversely affect, the assets, business, operations, or condition of Borrower that has not been specifically set forth in this Agreement or otherwise disclosed by Borrower to Bank in writing.

2.21        Bankruptcy.  Borrower is and at all times shall remain solvent as defined under applicable Texas state law and the federal bankruptcy code and is not now and has not been in the past three (3) years a debtor under any title of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq.

2.22        Organizational Identification Number, Etc.  The number assigned by the State of Delaware as Borrower’s organizational identification number is 2309680 (however, if the State of Delaware does not assign organizational identification numbers, Borrower has indicated that by inserting the words “none assigned” in the blank); and Borrower understands that the organizational identification number above is not Borrower’s federal or state tax or employer identification number.  The Revolving Line is being obtained and the Collateral is being used, held or acquired for business purposes.

Nothing in this Section 2 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 3.         Inspection of Records; Further Assurance.

Borrower shall at reasonable times and from time to time allow Bank, by or through any of its officers, managers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower’s books and records; (ii) analyze Borrower’s financial statements; (iii) arrange for verification of Borrower’s Accounts Receivable, Inventory, Eligible Accounts Receivable under reasonable procedures, directly with Account Debtors or by other methods; (iv) inspect, review and audit Borrower’s Inventory and other Collateral at any time during normal business hours, without prior notice to Borrower; and (v) to conduct field audits; provided, however, that (a) Bank intends to conduct field audits at least on a semi-annual basis and (b) the cost of all field audits shall be paid by Borrower.  Borrower shall allow, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, agreements and instruments which Bank may require more completely to vest in and assure to Bank its rights hereunder and in any Collateral and to assure that Borrower’s Loan Account balance does not exceed Borrower’s availability hereunder.

Nothing in this Section 3 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 4.         Security Interest of Bank in Collateral.

4.1          Collateral.  As security for the payment and performance of all Liabilities, Bank shall have and Borrower hereby assigns to Bank and grants to Bank a continuing lien on the Real Property and a continuing lien on, security interest in and right of set-off against the following described property and rights:

All of Borrower’s:

(a)           Accounts and Accounts Receivable;

(b)           Inventory, equipment, machinery, furnishings and furniture, wheresoever the same may be located;

(c)           contract rights, investment property, chattel paper, electronic chattel paper and software, commercial tort claims, deposit accounts, letter of credit rights, health-care-insurance receivables, documents, documents of title, warehouse receipts, bills of lading, notes, notes receivable, instruments, general intangibles and payment intangibles;

(d)           licenses, patents, tradenames, trademarks and copyrights and any and all licenses and other rights to use, incorporate, license, sell and/or assign any licenses, patents, tradenames, trademarks and copyrights and any property incorporating any of the foregoing, together with all applications for registration and registrations obtained for any of the foregoing, and all renewals and/or extensions thereof, rights to sue for infringements and all other rights corresponding thereto, and all related licenses and royalties, and all further or other property that pertains, incorporates or relates to or emanates or derives from any license, patent, tradename, trademark or copyright and/or the ownership, use, possession, transfer, or licensing thereof (whether as licensor or licensee) and any property which embodies or incorporates any of the foregoing, and all proceeds, products, rents, issues, royalties, profits and returns of and from any of the foregoing, and all related rights and property (collectively referred to as “Intellectual Property”);

(e)           goods, instruments, notes, notes receivable, documents, documents of title, warehouse receipts, bills of lading, certificates of title, policies and certificates of insurance, securities, investment property, chattel paper, deposits, cash and other property which are now or may hereafter be in the possession of or deposited with Bank, or which are otherwise assigned to Bank, or as to which Bank may now or hereafter control possession by documents of title or otherwise; and

(f)            substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products of, for and to any and all of the foregoing, including, without limitation, any and all insurance and tort proceeds, and any and all such substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products in the form of any of the property described or referenced in (a) through (e) above, whether now or hereafter owned, existing, created, arising or acquired.

4.2          Security Interest in Collateral Created/Acquired Hereafter.  No submission by Borrower to Bank of any schedule or other particular identification of Collateral shall be necessary to vest in Bank a security interest in each and every item of Collateral now existing or hereafter created or acquired, but rather, such security interest shall vest in Bank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by Borrower or Bank; provided, however, that Borrower shall execute such other and additional documents, instruments and agreements as requested by Bank to evidence the security interests contemplated hereby.  In addition to and without limiting any other rights and remedies of Bank arising under this Agreement and/or applicable law, Borrower hereby grants, assigns and transfers to Bank a fully-paid, royalty-free, perpetual, non-exclusive, unrestricted license to use, sell, assign, modify, reproduce, distribute, license and sublicense any copyright, patent, tradename, trademark or license and other Intellectual Property constituting Collateral and any goods and other property incorporating any of the foregoing which Bank may exercise at any time upon or after the occurrence of a default or event of default under this Agreement or any of the other Loan Documents without further action, consent or approval of Borrower.

4.3          Further Assurances.  To the extent allowable under applicable law, the Uniform Commercial Code of Texas shall govern the security interests provided for herein.  In connection therewith, Borrower (at Borrower’s expense) shall take such steps and execute, deliver and file (as applicable) (or cause the execution, delivery and filing (as applicable) of) such financing statements, continuation statements, agreements (including, without limitation, security agreements and landlord, creditor and mortgagee subordination agreements), documents, and papers (all in form and substance acceptable to Bank) as Bank may from time to time request to perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents.  Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank’s sole judgment, are necessary to be executed, endorsed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law.  Without limiting any of Bank’s rights and remedies under law or any other provisions of this Agreement or any of the other Loan Documents, Borrower authorizes the filing by Bank of any and all financing statements in any and all jurisdictions Bank deems necessary or appropriate to perfect Bank’s security interest in the Collateral and/or any other property.

4.4          Additional Further Assurances.  If, by reason of location of Borrower, the Collateral or otherwise, the creation, validity, or perfection of security interests provided for herein are governed by law other than the Uniform Commercial Code of Texas, Borrower shall take such steps and execute and deliver such documents, agreements, papers and financing statements as Bank may from time to time request to comply with the Uniform Commercial Code or other laws of the State of Texas or other states or jurisdictions.  Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank’s sole judgment, are necessary to be executed, endorsed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law.

4.5          Restrictions on Pledging, Mortgaging Collateral.  Except for the Permitted Liens, Borrower shall not pledge, mortgage, or create or suffer to exist a security interest in any of the Collateral or any Proceeds or products thereof, or sell, assign, or create a security interest in any of the Collateral or any Proceeds or products thereof in favor of any person other than Bank unless such security interest is expressly subordinated to Bank’s security interest therein and Bank has approved in writing the existence and status of such security interest.  Nothing in this Section 4 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 5.         Collection of Accounts Receivable.

5.1          Collection and Application of Proceeds; Notifying Account Debtors.  Until Bank requests that Account Debtors on Accounts Receivable of Borrower be notified of Bank’s security interest therein, Borrower shall continue to collect such Accounts Receivable.  Upon Bank’s request, Borrower shall notify Bank of any collections received and shall hold the same in trust for Bank without commingling the same with other funds of Borrower and, if Bank shall request, shall turn the same over to Bank immediately upon receipt in the identical form received.  All Account payments and other Proceeds transmitted to Bank via any lock-box, by Borrower or otherwise, may be handled and administered in and through a remittance or special account; the maintenance of any such account shall be solely for the convenience of Bank, and Borrower shall not have any right, title, or interest in or to any such account or in the amounts at any time appearing to the credit thereof.  Bank may apply and credit Account payments and other Proceeds transmitted to or otherwise received by Bank via any lock-box, by Borrower or otherwise, against the outstanding balance in Borrower’s Loan Account or any other Liabilities; however, Bank shall not be required to credit Borrower’s Loan Account or any other Liabilities with the amount of any check or other instrument constituting provisional payment until Bank has received final payment thereof at its office in cash or solvent credits accepted by Bank.  In addition, Borrower shall, at the request of Bank, notify the Account Debtors of the security interest of Bank in any Account and shall instruct Account Debtors to remit payments directly to Bank, and Bank may itself at any time so notify and instruct Account Debtors.

5.2          Collection of Accounts.  Borrower (i) shall (a) deliver any instrument or chattel paper evidencing or constituting an Account to Bank, and b) use its best efforts to collect its Accounts in a commercially reasonable manner; and (ii) agrees that no court action or other legal proceeding or garnishment, attachment, repossession of property, detinue, sequestration or any other attempt to repossess any merchandise covered by an Account shall be attempted by Borrower except by or under the direction of competent legal counsel.  Borrower hereby agrees to indemnify and hold Bank harmless for any loss or liability of any kind or character which may be asserted against Bank by virtue of any suit filed, process issued, or any repossession or attempted repossession done or attempted by Borrower or by virtue of any other actions or endeavors which Borrower may make to collect any Accounts or repossess any such merchandise.

Nothing in this Section 5 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 6.         Additional Affirmative Covenants.

Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

6.1          [Intentionally deleted].

6.2          Insurance.  Borrower shall (i) maintain insurance (written by insurance companies acceptable to Bank) in form, amount and substance acceptable to Bank, including, without limitation, extended multi-peril hazard, worker’s compensation, general liability insurance and insurance upon Borrower’s property, all facets of its businesses and all the Collateral; (i) furnish to Bank, upon request, a statement of the insurance coverage; (i) use its best efforts to protect and preserve the Collateral and shall obtain other or additional insurance promptly, upon request of Bank, to the extent that such insurance may be available; and (iv) cause Bank to be named as an additional insured and a Bank loss payee as to all insurance covering Collateral, pursuant to endorsements in form and substance acceptable to Bank.  All insurance proceeds, payments and other amounts paid to or received by Bank under or in connection with any and all such policies may be retained by Bank in whole or part as additional Collateral for the Liabilities and/or, at Bank’s option, be applied in whole or part to the payment of such of the Liabilities as shall then be due and/or, at Bank’s option, be held (in a remittance or other special account in which neither Borrower nor any guarantor shall have an interest) for application to Liabilities not yet due and be applied to such Liabilities as and when the same shall come due, in such order as Bank may determine in its sole discretion.  All insurance policies shall provide for a minimum of ten (10) days’ written cancellation notice to Bank and, at Bank’s request, all such policies shall be delivered to and held by Bank.  In the event of failure to provide and maintain insurance required by this Agreement, Bank may, at its option, provide such insurance and charge the costs and expenses incurred to Borrower’s Loan Account.  Bank is hereby made attorney-in-fact for Borrower to (i) obtain, adjust, and settle, in its sole discretion, such insurance, and (i) endorse any drafts or checks issued in connection with such insurance.

6.3          Compliance with Laws.  Borrower does and shall at all times while any Liabilities remain unsatisfied comply with all applicable laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower, any of its property, the Collateral or any part thereof, and shall immediately notify Bank of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations.  Without limitation to the generality of the foregoing, Borrower shall comply, and cause to be complied, with all laws, governmental standards and regulations applicable to Borrower or any Collateral in respect of occupational health and safety, toxic and hazardous waste and substances and environmental matters.  Borrower promptly shall notify Bank of receipt of any notice of any actual, alleged or asserted violation of any such law, standard or regulation.  Borrower hereby agrees to indemnify, defend and hold Bank harmless from all loss, cost, damage, claim and expense incurred by Bank on account of Borrower’s breach of any representation, warranty or requirement of this Section, Borrower’s failure to perform the obligations of this Section, and/or Borrower’s or any Collateral’s violating any applicable laws, ordinances, rules or regulations, including, without limitation, any environmental or occupational health and safety laws or regulations.  This indemnification shall survive the closing of the Revolving Line, the payment of the Revolving Line and the exercise of any right or remedy under any of the Loan Documents.  Borrower represents that there are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements involving Borrower or any Collateral.

6.4          Debt Service Coverage.  Borrower shall maintain a minimum Debt Service Coverage Ratio (defined as the sum of (a) net income after taxes plus (i) interest expense, depreciation and amortization less dividends and distributions divided by (b) the sum of (i) interest expense and Current Maturities of Long Term Debt) of 1.25 to 1.0.  The Debt Service Coverage Ratio shall be calculated and tested as of the last day of each fiscal quarter of Borrower, commencing with the fiscal quarter ending December 31, 2004 on a cumulative basis for the four quarters ended as of such date.

6.5          Tangible Net Worth.  Borrower shall maintain a minimum Tangible Net Worth of not less than $12,000,000.00.  Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower.

6.6          Total Debt to Tangible Net Worth.  Borrower’s Total Debt to Tangible Net Worth ratio will not exceed 1.50 to 1.00.  Borrower’s Total Debt to Tangible Net Worth ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower.

6.7          Fees.  In consideration of (a) the Bank’s commitment to make advances on the Revolving Line and the Bank’s incurring certain administrative expenses, Borrower agrees to and shall pay to Bank on or before the date hereof and thereafter upon any renewal or extension of the Revolving Line Maturity Date in good and immediately available funds, (i) a nonrefundable $500.00 administrative fee and (ii) quarterly (or more often as may be required by the terms below), in arrears, a non-usage fee (calculated as set forth below on the basis of a 360-day year) beginning to accrue on the date hereof with the first payment due on July 1, 2007, and payments thereafter due on the first day of each succeeding calendar quarter (and on the Revolving Line Maturity Date (or on any other date when advances under the Revolving Line are terminated and the amount outstanding under the Revolving Line is paid in full)) equal to the sum of the daily calendar quarter or portion thereof preceding such payment:  one-fourth of one percent (.25%) of the “Unused Availability” shall mean and refer to the amount by which $6,000,000.00 exceeds the balance of the Revolving Loan Account on the date such calculation is made and (b) the Banks commitment to the Term Loan and the Bank’s incurring certain administrative expenses, Borrower agrees to and shall bay to Bank on or before the date hereof in good and immediately available funds a non-refundable administrative fee of $500.00.  Borrower further agrees to pay any fee imposed by Bank pursuant to the Loan Documents including, but not limited to the fees set forth in Section 11 or Section 12 herein.

6.8          Notification of Defaults, Suits, Etc.  Promptly after the same shall have become known to Borrower, Borrower shall notify Bank in writing of (i) any default or event of default under any of the Loan Documents, (ii) any material change in Borrower’s financial condition and/or prospects and/or (iii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, might impair the ability of Borrower to perform its obligations under the Loan Documents, impair the ability of Borrower to carry on its business substantially as now conducted, or which might materially affect the business, operations, properties, assets or condition, financial or otherwise, of Borrower.

6.9          Deposit Account.  So long as any Liabilities are outstanding, Borrower shall establish and maintain its primary deposit accounts with Bank.

Nothing in this Section 6 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 7.         Additional Negative Covenants.

Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

7.1          Liens.  Borrower shall not create or permit the creation of any lien upon any of the Collateral except for Permitted Liens and the security interests granted to Bank under the Loan Documents.

7.2          [Intentionally deleted].

7.3          Dividends; Bonuses.  Borrower shall not pay, make or declare any dividends, distributions, bonuses or other similar payments to Borrower’s directors, managers, officers,

employees, owners, parent, members, affiliates, subsidiaries or other related persons or entities that cause or would cause a violation or further violation of any of the covenants, terms or conditions of Section 6 or Section 7 of this Agreement.  Borrower shall not redeem, purchase or in any manner acquire any of its outstanding shares without Bank’s prior written consent.

7.4          Acquiring Assets, Etc. of Other Entities.  Borrower shall not purchase or acquire, directly or indirectly, any shares of stock, any substantial part of the assets of, any interest in, evidences of indebtedness, loans or other securities of any person, corporation or other entity.

7.5          Dissolution, Mergers, Change in Nature.  Borrower shall not (i) liquidate, discontinue or materially reduce its normal operations with intention to liquidate; (i) cause, allow or suffer to occur (a) the merger or consolidation of or involving Borrower with or into any corporation, partnership, or other entity, or (b) the sale, lease, transfer or other disposal of all or any substantial part of its assets, or any of its Accounts Receivable; (i) acquire any corporation, partnership or other entity (or any interest therein), whether by stock or asset purchase or acquisition or otherwise, without the prior written consent of Bank; (iv) enter into any lease which could be characterized as a capitalized lease; or (v) cause, allow, or suffer to occur any change in the ownership, nature, control or structure of Borrower without the prior written consent of Bank.

7.6          Subordinated Debt.  Borrower shall not make any payment upon any Subordinated Debt described in any subordination agreement delivered to Bank unless no Event of Default exists or would be caused by or result from such payment.

7.7          Loans to Related Parties and Affiliates.  Borrower shall not make, extend or allow to remain outstanding any loans or advances to or investments in Borrower’s affiliates, parent, subsidiaries, owners, directors, employees, members, officers, managers or other related persons or entities without the prior written consent of Bank.

Nothing in this Section 7 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

SECTION 8.         Events of Default; Acceleration.  Any or all of the obligations, indebtedness and liabilities of Borrower to Bank, including, without limitation, the Liabilities, shall be, at the option of Bank and notwithstanding any time or credit allowed by any of the Loan Documents or any other document, agreement or instrument evidencing any of the Liabilities, immediately due and payable without notice or demand, and the obligation of Bank to make advances hereunder shall immediately cease and terminate upon and after the occurrence of any of the following events of default (each an “event of default” or an “Event of Default”):

(a)           default in the payment or performance, when due or payable, of any of the Liabilities of Borrower or any liability or obligation (whether now or hereafter existing, arising or incurred, direct or indirect, conditional or unconditional) of any endorser, guarantor, or surety for any of the Liabilities of Borrower to Bank;

(b)           failure by Borrower, any guarantor or any other person or entity, as applicable, to (i) pay or perform any act or obligation imposed hereby or by any of the other Loan Documents, or (i) comply with any of the terms, conditions, warranties, covenants or requirements contained or referenced herein or in one or more of the other Loan Documents;

(c)           failure of Borrower or any other person or entity, as applicable, to pay when due (i) any tax or (i) any premium on any (a) insurance policy assigned to Bank, or (b) any insurance covering any Collateral;

(d)           if any warranty or representation contained herein shall prove false or misleading or if Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank made or makes any other misrepresentation to Bank for the purpose of obtaining credit or any extension of credit;

(e)           failure of Borrower or any endorser, guarantor, or surety for any of the Liabilities of Borrower to Bank to furnish financial information or to permit the inspection of the books or records or Collateral of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(f)            issuance of an injunction or attachment against property of, the general assignment by, judgment against or filing of a petition in bankruptcy by or against Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; the filing of an application in any court for a receiver for Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; or the death, dissolution, incapacity or liquidation of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(g)           calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of Borrower or by, for or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(h)           bankruptcy or Insolvency of Borrower or of any of Borrower’s owners, or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(i)            any change in the ownership, nature, control or structure of Borrower without the prior written consent of Bank;

(j)            failure of Borrower or any other person or entity, as applicable, to maintain any insurance required hereunder and/or assigned or pledged to Bank in connection herewith;

(k)           occurrence or continuation of any default or event of default by or attributable to Borrower under or in connection with any mortgage, lease, security agreement, note, bond, indenture, loan agreement or similar instrument or agreement to which Borrower is now or may hereafter be a party or by which Borrower or any of its property (including, without limitation, the Collateral) is now or may hereafter be bound or affected;

(l)            fraud or misrepresentation by or on behalf of Borrower or any guarantor in its transactions with Bank;

(m)          such a change in the condition or affairs (financial or otherwise) of Borrower or of any endorser, guarantor or surety for any of the Liabilities of

Borrower to Bank or of the Collateral or any other source of repayment of or security for any of the Liabilities which, in the opinion of Bank, impairs Bank’s security or increases its risk;

(n)           any breach or violation of or failure to abide by any warranty, covenant, term or provision of this Agreement, the Note or any of the other Loan Documents; Bank’s not obtaining or maintaining a first perfected security interest in any of the Collateral; or the termination, cancellation or revocation of any of the Loan Documents without Bank’s consent or the determination by Bank that any of the Loan Documents is void, voidable or unenforceable;

(o)           a judgment against Borrower remaining unpaid, unstayed or undismissed for a period of more than five (5) days; or

(p)           Borrower discontinuing doing business for more than five (5) consecutive calendar days during any year for any reason.

It is expressly understood and agreed that neither (a) the provisions above or any of the other terms of any of the Loan Documents nor (b) Borrower’s or any other person’s compliance or non-compliance with this Agreement or any of the other Loan Documents shall abrogate or restrict Bank’s right to demand payment in full of the Revolving Line and all other Liabilities at any time in Bank’s sole discretion.

SECTION 9.         Power to Sell or Collect Collateral.

Upon the occurrence of any of the above events of default and at any time thereafter, Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code of Texas (regardless of whether the Uniform Commercial Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession and dispose of the Collateral, and for that purpose Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and/or store the same on such premises for a reasonable time pending disposition under the terms of this Agreement or applicable law.  Bank may require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties.  Unless the Collateral is perishable or is of a type customarily sold on a recognized market, Bank shall give to Borrower at least five (5) days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Bank may, at any time, in its discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income therefrom and hold the same as security for the Liabilities or apply it on principal, interest, charges or expenses due on Liabilities in any manner deemed appropriate by Bank.  Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon Collateral as Bank may determine, whether or not Liabilities or Collateral are then due, and Bank may receive, open and dispose of mail addressed to Borrower and sign and endorse notes, checks, drafts, money orders, certificates and documents of title and related forms or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of Borrower as Borrower’s attorney-in-fact for such purpose.  Bank may apply Collateral and the Proceeds from any Collateral against the Liabilities secured hereby in any manner deemed appropriate by Bank.  The enumeration of the foregoing rights is not intended to be exhaustive, and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.  As against the obligations secured hereby, Borrower hereby expressly waives all claims and all rights to claim any exemptions, both as to personal and real property, allowed or allowable under the Constitution or laws of the United States, the State of Texas or any other jurisdiction.  Any notice to Borrower of sale, disposition or other intended action by Bank, required by law to be given to Borrower, sent to Borrower at the address of Borrower shown on the first page of this Agreement or at such other address of Borrower as may from time to time be shown on Bank’s records, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower.  Bank may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of Borrower’s Liabilities, in whole or in part, and in such portions and in such order as may seem best to Bank in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Agreement or any of the other Loan Documents.  Bank may, at all times, proceed directly against Borrower to enforce payment of Borrower’s Liabilities and shall not be required first to enforce its rights in the Collateral or any other security granted to it.  Bank shall not be required to take any action of any kind to preserve, collect, or protect Bank’s or Borrower’s rights in the Collateral or any other security granted to Bank.

SECTION 10.       Set Off.

Bank and any participant and any holder of all or any part of the Liabilities are given hereby as additional security for all Liabilities a continuing lien and security interest in and upon any and all moneys, securities and other property of Borrower and the Proceeds thereof, now or hereafter held or received by or in transit to Bank (or such participant or holder) from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Bank (or such participant or holder) at any time existing, and upon the occurrence of an event of default hereunder, Bank (or such participant or holder) may apply or set off the same against the Liabilities secured hereby or by any of the other Loan Documents in any manner deemed appropriate by Bank (or such participant or holder).  Borrower agrees that any other person or entity purchasing a participation from Bank may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such person or entity were the direct creditor of Borrower in the amount of such participation.

SECTION 11.       Waivers.

Borrower waives demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Agreement, and notice of advances and loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect both to the Liabilities and Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any or all of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable.  Bank shall have no duty as to the collection or protection of any or all of the Collateral or any income therefrom, nor as to the preservation of any rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of Collateral in its possession.  Bank may exercise its rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for the Liabilities.  Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by Bank.  No course of dealing and no delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  All rights and remedies of Bank with respect to Liabilities or Collateral, whether evidenced hereby, by any of the other Loan Documents or by any other instrument or paper, shall be cumulative and may be exercised singularly or concurrently.  Bank reserves the right to assess and collect a fee in connection with any agreement by Bank to waive the violation of any covenant contained in the Loan Documents or to waive or forego its rights and remedies upon the occurrence of an event of default.  This section shall not in any respect obligate Bank to waive the violation of any covenant or to forego its rights and remedies upon the occurrence of an event of default, which Bank may or may not do in its sole discretion.

SECTION 12.       Expenses; Proceeds of Collateral.

Irrespective of whether the proceeds of the Revolving Line are disbursed, Borrower shall pay all fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, recording costs and taxes (except taxes measured by Bank’s income) incurred by Bank or Borrower from time to time in connection with the preparation and closing, filing, administration, amendment and modification of the Revolving Line, this Agreement, the Notes, and the other Loan Documents and those documents and instruments associated with the perfection and creation of the security interests and other rights granted pursuant hereto or pursuant to any of the other Loan Documents and Bank’s selling, negotiating, documenting and/or enforcing participations in the Revolving Line and the Loan Documents.  Borrower shall pay to Bank on demand any and all such fees and expenses incurred or paid by Bank, together with any and all fees, expenses and costs (a) of collection or (b) otherwise incurred or paid by Bank in protecting, enforcing or realizing its rights upon or with respect to any of the Liabilities, the Loan Documents or the Collateral (including, without limitation, reasonable counsel fees, including, without limitation, those incurred in connection with any appeal or any bankruptcy proceedings).  After deducting all of said fees and expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the Liabilities and interest, charges and expenses constituting or related to the Liabilities in such order of preference as Bank may determine, proper allowance for Liabilities not then due being made, and, to the extent allowed by law, without limiting any of Borrower’s or any guarantor’s obligations or any of Bank’s rights under the Loan Documents, Borrower and guarantors shall remain liable for any deficiency.

SECTION 13.       Duration; Extension.

The Revolving Line shall terminate on the Revolving Line Maturity Date, at which time all principal, interest, charges and expenses outstanding hereunder, under the Revolving Note or under any of the other Loan Documents shall be due and payable in full unless due sooner under the terms of the Revolving Note, this Agreement or any of the other Loan Documents.  It is understood that any extension hereof may require a revision of certain provisions of this Agreement.  No modification or amendment of this Agreement or extension of the Revolving Line Maturity Date shall be effective unless placed in writing and duly executed by Bank and Borrower.  It is expressly agreed that this Agreement shall survive the maturity or termination of the Revolving Line in all respects necessary for Bank to exercise its rights and remedies hereunder and with respect to the Collateral.  The maturity or termination of the Revolving Line shall in no way affect any transactions entered into or rights created or obligations incurred prior to such maturity or termination; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded and/or liquidated.  Without limitation to the generality of the foregoing, such maturity or termination shall not release nor diminish any of (i) Borrower’s obligations and agreements, or (ii) Bank’s rights and remedies arising hereunder or in connection herewith until full and final payment and performance of all of the Liabilities.  This Agreement shall be a continuing agreement in every respect.

SECTION 14.       General.

Any demand upon or notice to Borrower that Bank may elect to give shall be effective (i) upon delivery if such notice is given personally, or (ii) upon the third day following the date of dispatch if deposited in the mails, addressed to Borrower at the address noted on the first page of this Agreement or, if Borrower has notified Bank in writing of a change of address, to Borrower’s last address so notified, or (iii) upon receipt if by facsimile or telecopy.  Demands or notices addressed to Borrower’s address at which Bank customarily communicates with Borrower shall also be effective.  If at any time or times by assignment or otherwise Bank transfers any of the Liabilities (either separately or together with the Collateral therefor), such transfer shall carry with it Bank’s powers and rights under this Agreement and the other Loan Documents with respect to the Liabilities and/or Collateral transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer.  If and to the extent Bank retains any of the Liabilities or Collateral, Bank will continue to have the rights and powers herein set forth with respect thereto.  All notices provided to Bank by Borrower under or related to any of the Loan Documents, the Liabilities or the Collateral, including, without limitation, under any one or more of sections of Article 9 of the Texas Uniform Commercial Code, shall be sent to the address of Bank noted on the first page of this Agreement, Attention:  Structured Lending, with a copy to Compass Bank, P.O. Box 11830, Birmingham, Alabama 35202; no notice sent to Bank shall be effective until received by Bank.  THE NOTE, THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY CONFLICT OF LAWS RULE OF SUCH JURISDICTION THAT WOULD REQUIRE REFERENCE TO THE LAWS OF SOME OTHER JURISDICTION SHALL BE DISREGARDED.  ANY SUITS, CLAIMS OR CAUSES OF ACTION ARISING DIRECTLY OR INDIRECTLY FROM THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS BETWEEN BANK AND BORROWER RELATING TO SUCH DOCUMENTS MAY BE BROUGHT IN A COURT OF APPROPRIATE JURISDICTION IN HARRIS COUNTY, TEXAS AND OBJECTIONS TO VENUE AND PERSONAL JURISDICTION IN SUCH FORUM ARE HEREBY EXPRESSLY WAIVED.  THIS AGREEMENT HAS BEEN NEGOTIATED AND IS BEING EXECUTED AND DELIVERED IN THE STATE OF TEXAS, OR IF EXECUTED BY BORROWER ELSEWHERE, SHALL BECOME EFFECTIVE UPON BANK’S RECEIPT AND ACCEPTANCE OF THE EXECUTED ORIGINAL OF THIS AGREEMENT IN THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT BANK SHALL HAVE NO OBLIGATION TO GIVE, NOR SHALL BORROWER BE ENTITLED TO RECEIVE ANY NOTICE OF SUCH RECEIPT AND ACCEPTANCE FOR THIS AGREEMENT TO BECOME A BINDING OBLIGATION OF BORROWER.  IT IS INTENDED, AND BORROWER AND BANK SPECIFICALLY AGREE, THAT THE LAWS OF THE STATE OF TEXAS GOVERNING INTEREST SHALL APPLY TO THIS TRANSACTION.  BORROWER HEREBY ACKNOWLEDGES THAT (I) THE NEGOTIATION, EXECUTION, AND DELIVERY OF THE LOAN DOCUMENTS CONSTITUTE THE TRANSACTION OF BUSINESS WITHIN THE STATE OF TEXAS, (II) ANY CAUSE OF ACTION ARISING UNDER ANY OF SAID LOAN DOCUMENTS WILL BE A CAUSE OF ACTION ARISING FROM SUCH TRANSACTION OF BUSINESS, AND (III)

BORROWER UNDERSTANDS, ANTICIPATES, AND FORESEES THAT ANY ACTION FOR ENFORCEMENT OF PAYMENT OF THE REVOLVING LINE OR THE LOAN DOCUMENTS MAY BE BROUGHT AGAINST IT IN THE STATE OF TEXAS.  TO THE EXTENT ALLOWED BY LAW, BORROWER HEREBY SUBMITS TO JURISDICTION IN THE STATE OF TEXAS FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THE REVOLVING LINE OR THE LOAN DOCUMENTS AND WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE OR JURISDICTION TO OBJECT TO JURISDICTION OR VENUE WITHIN HARRIS COUNTY, TEXAS; NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT BANK FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER, ANY GUARANTOR, ANY SECURITY FOR THE REVOLVING LINE OR ANY OF BORROWER’S PROPERTIES IN ANY OTHER COUNTY, STATE, OR JURISDICTION.  INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY BANK OF ANY OF THE FOREGOING.  Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render Bank on the one hand, and Borrower on the other hand, partners or venturers for any purpose.  This Agreement is intended to take effect as a sealed instrument.

SECTION 15.       Miscellaneous.

In the event of actual conflict in the terms and provisions of this Agreement and any of the other Loan Documents or any other document, instrument or agreement executed in connection with this Agreement or described or referred to in this Agreement, the terms and provisions most favorable to Bank shall control.  No modification, consent, amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given.  This Agreement and each of the other Loan Documents are binding upon Borrower, its successors and assigns, and inure to the benefit of Bank, its successors and assigns.  Borrower may not assign or delegate any of its rights or obligations under the Revolving Line, this Agreement or any of the other Loan Documents.  All representations and warranties of Borrower herein, and all covenants and agreements of Borrower herein, in the other Loan Documents, or in any other document delivered hereunder or in connection herewith, shall survive the execution of this Agreement and shall be deemed continuing representations, warranties, covenants and agreements.

This Agreement and each of the other Loan Documents shall be deemed to be drafted by all parties hereto and shall not be construed against any party hereto.  In the event any one or more of the terms or provisions contained in this Agreement, in any of the other Loan Documents or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be ineffective only to the extent of such prohibition, illegality, invalidity or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or thereof or affecting the validity or enforceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Bank, or impair the validity or perfection of Bank’s security interest in any Collateral or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Bank with the benefits intended by such invalid term or provision.  Borrower hereby expressly acknowledges and agrees that Bank may share with and disclose to any participant and any of Borrower’s other creditors information regarding Borrower, the Liabilities and the Collateral as and when Bank determines is necessary or convenient to establish and confirm to Bank’s and any participant’s and any other creditor’s satisfaction Bank’s rights against Borrower and rights and priority in the Collateral.  The table of contents hereto and the headings of the sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

SECTION 16.       Compliance With Laws.

It is the intention of Bank and Borrower to conform strictly to any applicable usury laws.  Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement, the other Loan Documents, or any other agreement entered into in connection with or as security for or guaranteeing the Notes, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Bank under or in connection with the Notes shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower, and (ii) in the event that the payment of the Notes is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Bank may never include more than the Highest Lawful Rate and excess interest, if any, to Bank provided for in this Agreement or the other Loan Documents or otherwise with respect to the Notes shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Bank, be .credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower.

“Highest Lawful Rate” means the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Bank, under laws applicable to Bank with regard to the Notes that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.  No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest in excess of the Highest Lawful Rate.  If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto.  In the event Bank ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable exceeds the Highest Lawful Rate, Borrower and Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Highest Lawful Rate.

SECTION 17.       USA Patriot Act.

Bank hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Act.

SECTION 18.       ENTIRE AGREEMENT.

THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEIOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals on this 31st day of May, 2007.

BORROWER:

TORNIER, INC.

By:	/s/James T. Hook
James T. Hook, its Vice President

By:	/s/ Michael J. Doty
Michael J. Doty, its Global CFO

BANK:

COMPASS BANK

By:	/s/Timothy D. Phillips
Timothy D. Phillips
its Executive Vice President

[NOTARIES ON THE FOLLOWING PAGE]

ADDENDUM A

DEFINITIONS

1.             “Account” and “Account Receivable” shall mean and include all accounts, accounts receivable, notes, notes receivable, contracts, contract rights, retail installment sales contracts, drafts, documents, documents of title, warehouse receipts, bills of lading, title retention and lien instruments, security agreements, acceptances, instruments, conditional sales contracts, chattel mortgages, chattel paper, general intangibles, and other forms of obligation and rights to payment and receivables whether or not yet earned by performance, including, without limitation, state and federal tax refunds.

2.             “Account Debtor” shall mean the party who is obligated on or under any Account Receivable.

3.             “Borrower’s Revolving Loan Account” shall mean the account on the books of Bank in which Bank will record loans and advances under the Revolving Line made by Bank to or on behalf of Borrower pursuant to the Agreement, payments received on such loans and advances and other appropriate debits and credits as provided by the Agreement or any of the other Loan Documents.

4.             “Collateral” shall mean any and all property in which Bank acquired, now has, by this Agreement or any of the other Loan Documents (as defined herein) acquires, or hereafter acquires a security interest or other rights or interests as security for the Liabilities (as defined herein) and without limiting the foregoing expressly includes the property described in Section 4.1 of the Agreement.

5.             An “Eligible Account Receivable” shall mean an Account Receivable of Borrower in which Bank holds a first perfected security interest which meets each of the following requirements and is otherwise acceptable to Bank:

(a)           it arises from the sale or lease of goods or from services rendered, such goods have been shipped or delivered to the Account Debtor under such Account Receivable and such services have been fully performed and have been accepted by the Account Debtor, and Borrower’s full right to payment for all sums due from such Account Debtor with respect to such Account Receivable shall have been earned and then be due and payable;

(b)           it is a valid and legally enforceable obligation of the Account Debtor thereunder according to its express terms, and is not subject to any offset, counterclaim, crossclaim, or other defense on the part of such Account Debtor denying liability thereunder in whole or in part;

Addendum A-1

(c)           it is not subject to any mortgage, lien, security interest, right of a surety under a performance bond or otherwise or similar adverse rights or interests whatsoever other than the security interests granted to Bank hereunder;

(d)           it is evidenced by an invoice, dated the date of shipment (in the case of goods sold or leased) or the date of performance (in the case of services rendered) and having payment terms acceptable to Bank, rendered to such Account Debtor, and is not evidenced by an instrument, note, draft, title retention and lien instrument, security agreement, acceptance, conditional sales contract, chattel mortgage or chattel paper and further, if requested by Bank, a copy of such invoice shall have been delivered to and received by Bank;

(e)           it is not owing by an Account Debtor whose obligations with respect to which Bank, acting in its discretion, shall have notified Borrower in writing are not deemed to constitute an Eligible Account Receivable;

(f)            it is not due from an affiliated or related corporation or entity, subsidiary corporation or entity, parent corporation or entity, or any owner, officer, director, manager or employee of Borrower or of any such affiliated, related, subsidiary, or parent corporation or entity, or any individual who is a relative of any one or more of the foregoing by blood or marriage;

(g)           it does not constitute, require or provide for progress billings, retainages or deferred payments under a contract not fully performed;

(h)           it does not constitute, in whole or in part, interest or finance charges on outstanding balances, any amount received as a down payment or prepayment or other principal reduction or similar payment, any chargebacks or contra amounts or accounts;

(i)            it is an Account Receivable with respect to which no return, repossession, rejection, cancellation, or repudiation shall have occurred or have been threatened;

(j)            it is an Account Receivable with respect to which Borrower continues to be in full conformity with the representations, warranties and covenants of Borrower made with respect thereto;

(k)           it is not subject to any sales terms, trial terms, sales-or-return terms, consignment terms, guaranteed sales or performance terms, minimum sales terms, C.O.D. terms, cash terms, or similar terms or conditions;

Addendum A-2

(l)            it is not owed by an Account Debtor that is not an individual residing in the United States or a corporation or partnership organized and validly existing under the laws of a state within the United States unless the payment of such Account is supported by a letter of credit in form and substance and issued by an issuer acceptable to Bank;

(m)          it is not an Account Receivable subject, in whole or in part, to any “bill and hold” or similar arrangement pursuant to which the invoice is delivered prior to the actual delivery of the sold or leased goods or the performance of the services;

(n)           it is not an Account Receivable with respect to which more than ninety (90) days shall have passed since the earlier of (i) the relevant invoice date, or (ii) the date that the obligation of the Account Debtor thereunder arose and became due and payable;

(o)           it is not owed by any Account Debtor with respect to which ten percent (10%) or more of its total Accounts owing to Borrower remain unpaid more than ninety (90) days from invoice or earlier due date (the Bank may from time to time, in its sole discretion, adjust the threshold percentage for individual Account Debtors);

(p)           it is not an Account owed by an Account Debtor whose aggregate Account balance with Borrower exceeds twenty percent (20%) of the total value of Borrower’s total Accounts (the Bank may from time to time, in its sole discretion, adjust the threshold percentage for individual Account Debtors); and

(q)           it is not an Account owed by the United States Government or any other governmental body, agency, entity or authority.

8.             “Insolvency” of Borrower or any other person or entity shall mean that there shall have occurred with respect to Borrower or such other person or entity one or more of the following events:  dissolution, termination of existence, liquidation, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by or against Borrower or such other person or entity, or institution of any action or proceeding with respect to Borrower or such other person or entity under or pursuant to any insolvency laws relating to the relief of debtors by or against Borrower or such other person or entity, institution of proceedings in bankruptcy or with respect to the readjustment of indebtedness, reorganization, composition or extension by or against Borrower or such other person or entity (including, without limitation, under or pursuant to the United States Bankruptcy Code, as amended, or under any similar law at any time enacted), or if any action shall be taken for the purpose of effecting any of the foregoing.

Addendum A-3

9.                                      “Inventory” shall mean all of Borrower’s inventory (as defined in the Uniform Commercial Code as enacted in the State of Texas, or in any other jurisdiction) and all finished goods, other goods, merchandise and other personal property now owned or hereafter acquired by Borrower which are held for sale, lease, or rental or are furnished or to be furnished under a contract of service and all raw materials, work in process, component parts, materials or supplies used or to be used, or consumed or to be consumed, in Borrower’s business, and related products and all goods represented thereby, wherever located, and all such goods that may be reclaimed or repossessed from or returned by Borrower’s customers, and all shipping and packaging materials relating to any of the foregoing.

10.                               “Liabilities” and “Obligations” shall mean any and all obligations, indebtedness and liabilities of Borrower to Bank or any affiliate of Bank of every kind and description, whether direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, now existing or hereafter arising, and all extensions, modifications, renewals, and refinancings thereof, regardless of how such Liabilities arise or by what agreement or instrument (if any) they may be evidenced and include obligations to perform acts and refrain from taking actions as well as obligations to pay money.  Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of Borrower hereunder and the obligation to repay the indebtedness evidenced by the Note.  Without limiting the foregoing, Liabilities also shall include all obligations heretofore, now or hereafter incurred by Borrower under any agreement between Borrower and Bank or any affiliate of Bank, whether now existing or hereafter entered into, including, without limitation, any agreement which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices.

11.                               “Loan Documents” shall mean and include the Note, the Agreement and any subordination agreements, intercreditor agreements and other agreements, documents and instruments now or hereafter evidencing, securing, guaranteeing or relating to the Revolving Line or any of the other Liabilities, obligations or indebtedness of Borrower to Bank, as the same may be amended.

12.                               “Net Worth” and “Current Maturities of Long Term Debt” shall be defined and calculated in accordance with generally accepted accounting principles consistently applied as of the date hereof.

13.                               “Permitted Liens” shall mean any of the following (but only to the extent the same do not or could not, in Bank’s reasonable opinion, jeopardize Bank’s rights or priority in or to any Collateral):

(a)                                  liens of carriers, warehousemen, landlords, mechanics, laborers and materialmen arising by law for sums which are (i) not yet due or (ii) being diligently contested in good faith and with respect to which Borrower has set aside sufficient reserves with Bank; and

(b)                                 liens for taxes which are (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings and with respect to which Borrower has set aside sufficient reserves with Bank.

Addendum A-4

14.                               “Proceeds” shall mean all cash proceeds, non-cash proceeds and all forms of payment and other property received or due from the sale, lease, rental, transfer, disposition, licensing, collection, use or exchange of property constituting Collateral hereunder and any and all claims against any third party for loss of or damage to any Collateral, including insurance, contract and tort claims, and further, without limiting the generality of the foregoing, Proceeds shall include all Accounts, checks, cash, money orders, drafts, chattel paper, general intangibles, instruments, notes and other documents evidencing payment and payment obligations to Borrower for the sale, lease, rental, transfer, disposition, licensing, collection, use or exchange of Collateral.

15.                               “Real Property” means the real property described on Exhibit D hereto and the improvements located thereon.

16.                               “Subordinated Debt” shall mean all such debts, obligations or indebtedness owing from Borrower to others which have been and remain subordinated to all Liabilities owing from Borrower to Bank pursuant to Creditor’s Subordination Agreement(s) in form and substance acceptable to Bank.

17.                               “Tangible Net Worth” shall mean Borrower’s Net Worth less (i) any and all loans and other advances to and investments in Borrower’s affiliates, subsidiaries, owners, parent, employees, officers, managers, directors or other related entities; (ii) notes, notes receivable, accounts, accounts receivable, intercompany receivables, and other amounts owing from Borrower’s affiliates, subsidiaries, owners, parent, employees, officers, directors, managers or other related entities; and (iii) any and all goodwill and other intangibles; plus Subordinated Debt.

18.                               “Total Debt” shall mean all of Borrower’s indebtedness and liabilities owing to Bank or any other person or entity, whether now or hereafter existing, created or arising, direct or indirect, joint or several, including, without limitation, the Liabilities, minus Subordinated Debt.

19.                               Any terms used to describe Bank’s security interest under the Agreement not specifically defined in the Agreement shall have the meanings and definitions given those terms under the Uniform Commercial Code of Texas as may be amended.

Addendum A-5

EXHIBIT A

BORROWING BASE REPORT

TO:                            Compass Bank

24 Greenway Plaza, Suite 1601

Houston, Texas 77046

Attention: Timothy D. Phillips

Ladies and Gentlemen:

The undersigned is an authorized representative of Tornier, Inc. (the “Borrower”), and is authorized to make and deliver this report pursuant to that certain Revolving Credit and Security Agreement dated as of May         , 2007 between the Borrower and Compass Bank (the “Bank”).  (Such Revolving Credit and Security Agreement, as it may be amended is referred to as the “Loan Agreement”).  All terms defined in the Loan Agreement shall have the same meaning herein.

Pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements and information are true, complete and correct:

(a)                                  The representations and warranties contained in the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

(b)                                 No event of default or Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or lapse of time or both, would be an event of default or Event of Default.

(c)                                  Since the date of the financial statements of Borrower most recently delivered to Lender pursuant to the Loan Agreement, there has been no material adverse effect on Borrower or its parent, Tornier US Holdings, Inc..

(d)                                 The amount of the outstanding advances under the Revolving Line does not exceed the lesser of the Borrowing Base or $6,000,000.00.

(e)                                  Attached hereto as Schedule 1 is a list of Borrower’s accounts receivable, designating Eligible Accounts, aged in thirty day intervals.

(f)                                    The total Eligible Accounts referred to below represent the Eligible Accounts that qualify for purposes of determining the Borrowing Base under the Loan Agreement.  Borrower represents and warrants that the information and calculations set forth below regarding the Eligible Accounts and the Borrowing Base are true and correct in all respects.

Exhibit A-1

Calculation of Borrowing Base

1.	Total Accounts			$

2.	Ineligible Accounts
	(a)	more than 90 days past earlier of (i) invoice date or (ii) due date	$
	(b)	not in ordinary course of business or goods not in sole ownership of Borrower at time of sale	$
	(c)	conditional accounts	$
	(d)	subject to consignment, sale or return, guaranteed sale or “bill and hold”	$
	(e)	constitute pre-billings or unearned income	$
	(f)	bonded or insured contracts	$
	(g)	subject to a Lien, other than Lien to Bank under Loan Documents and other permitted liens	$
	(h)	subject to assignment restrictions	$
	(i)	not subject to first priority perfected Lien in favor of Bank	$
	(j)	accounts subject to dispute or setoff	$
	(k)	accounts of insolvent or bankrupt account debtors	$
	(1)	evidenced by chattel paper	$
	(m)	foreign accounts	$
	(n)	accounts of U.S. government	$
	(o)	owed by an Affiliate of Borrower	$
	(p)	more than 10% over 90 days	$
	(q)	more than 20% concentration	$

	Total			$

3.	Eligible Accounts [line (1) minus line (2)]			$

4.	Borrowing Base 80% of line (3)			$

5.	Commitment				$6,000,000.00

6.	Lesser of line (4) or line (5)			$

7.	Amount of outstanding advances under Revolving Line			$

8.	Available Amount [line (6) minus line (7)]			$

Exhibit A-2

Date:

TORNIER, INC.:

By:
Name:
Title:

Exhibit A-3

Schedule 1 - List of Accounts Receivable

Exhibit A-4

EXHIBIT B

CERTIFICATE

Reference is made to that certain Revolving Credit and Security Agreement (the “Agreement”) executed by TORNIER, INC. (“Borrower”) in favor of COMPASS BANK (“Bank”), on or about May       , 2007.  Capitalized terms used but not defined herein shall have the meaning attributed to the same in the Agreement.  Borrower hereby represents, warrants and covenants to and in favor of Bank as follows:

(1)                                  no default, event of default or Event of Default (or any event that would constitute an event of default or Event of Default but for the requirement that notice be given or time elapse or both) has occurred or is continuing under the Agreement or any of the other Loan Documents or under any other loans, notes, debentures, bonds, leases or other obligations of Borrower now outstanding;

(2)                                  all representations, warranties and covenants contained in the Agreement and the other Loan Documents are expressly reaffirmed and restated as of the date hereof;

(3)                                  neither Borrower nor, to the best of Borrower’s knowledge, any other party has any matured or unmatured claim, offset or cause of action against Bank or its officers, agents or affiliates arising under or in connection with the Loan Documents or the Liabilities; and

(4)                                  all financial statements, reports and other documents delivered to Bank on or before the date hereof under or in connection with the Loan Documents are, as of the relevant date, complete and accurate and may be relied upon by Bank.

(5)                                  the calculations set forth below showing Borrowers’ status of compliance with the financial covenants set forth in the Agreement are true and correct in all respects.

Exhibit B-1

Calculations Showing Compliance

Section 6.4 — Debt Service Coverage Ratio

Calculation:

1.	Net Income after taxes
	(a)	This quarter	$
	(b)	First preceding quarter	$
	(c)	Second preceding quarter	$
	(d)	Third preceding quarter	$
	(e)	Total	$
2.	Interest Expense
	(a)	This quarter	$
	(b)	First preceding quarter	$
	(c)	Second preceding quarter	$
	(d)	Third preceding quarter	$
	(e)	Total	$
3.	Depreciation and Amortization
	(a)	This quarter	$
	(b)	First preceding quarter	$
	(c)	Second preceding quarter	$
	(d)	Third preceding quarter	$
	(e)	Total	$
4.	Dividends and Distributions
	(a)	This quarter	$
	(b)	First preceding quarter	$
	(c)	Second preceding quarter	$
	(d)	Third preceding quarter	$
	(e)	Total	$
5.	Sum of line 1(e), plus line 2(e), plus line 3(e), less line 4(e)		$
6.	CMLTD		$
7.	Line 6 plus line 2(e)		$
8.	Debt Service Coverage Ratio
	[line 6 divided by line 7] to 1.00		to 1.00

Required:

Not less than 1.25 to 1.00

Exhibit B-2

Section 6.5 — Tangible Net Worth

Calculation:

1.	Net Worth	$
2.	Subordinated Debt	$
3.	Line (1) plus line (2)	$
4.	Related Party Loans, Advances and Investments	$

5.	Goodwill and Other Intangible Assets	$
6.	Line (4) plus line (5)	$
7.	Tangible Net Worth
	[line (3) minus line (6)]	$

Required:

$12,000,000.00

Section 7.7 — Total Debt to Tangible Net Worth

Calculation:

1.	Total Debt	$
2.	Tangible Net Worth
	[see above]	$
3.	Total Debt to Tangible Net Worth
[line (1) divided by line (2)]

Required:

Not greater than 1.50 to 1.00

TORNIER, INC.

By:
Its:

Date:

Exhibit B-3

EXHIBIT C

ADVANCE REQUEST FORM

TO:                            Compass Bank

24 Greenway Plaza, Suite 1601

Houston, Texas 77046

Attention: Timothy D. Phillips

Ladies and Gentlemen:

The undersigned is an authorized representative of Tornier, Inc. (the “Borrower”), and is authorized to make and deliver this certificate pursuant to that certain Revolving Credit and Security Agreement dated as of May       , 2007 between the Borrower and Compass Bank (the “Bank”).  (Such Revolving Credit and Security Agreement, as it may be amended is referred to as the “Loan Agreement”).  All terms defined in the Loan Agreement shall have the same meaning herein.

Borrower hereby requests an advance under the Term Loan (the “Requested Term Loan Advance”) in the amount of $                              in accordance with the Loan Agreement.

In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certify that the following statements and information are true, complete and correct:

(i)                                     The representations and warranties contained in the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

(ii)                                  No event of default or Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or lapse of time or both, would be an event of default or Event of Default.

(iii)                               Since the’ date of the financial statements of Borrower most recently delivered to Lender pursuant to the Loan Agreement, there has been no material adverse effect on Borrower or its parent, Tornier US Holdings, Inc.

(iv)                              The amount of the Requested Term Loan Advance, when added to the principal amount of all prior Term Loan Advances, will not exceed $2,500,000.00.

Exhibit C-1

Date:

BORROWER:

TORNIER, INC.:

By:
Name:
Title:

Exhibit C-2

Exhibit “A”

Borrowing Base Report

(if applicable)

Exhibit C-3

EXHIBIT D

REAL PROPERTY

Exhibit D-1

MASTER REVOLVING PROMISSORY NOTE

$6,000,000.00	Houston, Texas	May 31, 2007

FOR VALUE RECEIVED, the undersigned, TORNIER, INC., a Delaware corporation (“Maker”), hereby promises to pay to the order of COMPASS BANK, an Alabama banking corporation (“Payee”), at its designated office, in lawful money of the United States of America, the principal sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Highest Lawful Rate (hereinafter defined) or (b) the greater of (i) the sum of the LIBOR Rate (hereinafter defined) of Payee in effect from day to day plus two percent (2%) or (ii) six and one-half percent (6.50%), and each change in the rate of interest charged hereunder shall become effective, without notice to Maker, on the effective date of each change in the LIBOR Rate or the Highest Lawful Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Highest Lawful Rate, thereby causing the LIBOR rate hereon to be limited to the Highest Lawful Rate, then any subsequent reduction in the Index Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect. If an Event of Default (hereinafter defined) occurs, the principal hereof shall bear interest at the Default Rate (hereinafter defined.)

Principal of and interest on this Note shall be due and payable as follows:

(a)                                  Accrued and unpaid interest on this Note shall be payable monthly, on the fifth (5th) day of each month commencing on June 5, 2007 and upon the maturity of this Note, however such maturity may be brought about; and

(b)                                 All outstanding principal of this Note and all accrued interest hereon shall be due and payable on May         , 2008.

If any payment of principal or interest is made ten (10) or more days past the date when due, Maker shall pay, immediately upon demand by Payee, and in addition to regularly accruing interest, a delinquency charge in an amount equal to five percent (5%) of the amount which was not paid when due. The provisions of this paragraph shall not affect Payee’s right and remedies arising as a result of such late payment or otherwise.

Principal of this Note shall be subject to mandatory prepayment at the times described in Section 1.1(c) of the Agreement (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

As used in this Note, the following terms shall have the respective meanings indicated below:

“Agreement” means that certain Revolving Credit and Security Agreement dated as of May 31, 2007 between Maker and Payee, as the same may be amended or modified from time to time.

“Business Day” means any day on which commercial banks are not authorized or required to close in Houston, Texas.

“Default Rate” means the lesser of (a) the sum of the stated rate to be borne by this Note plus five percent (5%), or (b) the Highest Lawful Rate.

“Event of Default” shall have the meaning given to the term “event of default” or “Event of Default” in the Agreement.

“Highest Lawful Rate” means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the “Code”) (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Highest Lawful Rate, each such holder elects to determine such applicable legal rate pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Highest Lawful Rate.

“Interest Period” means a period equal to the duration of the Reference Period; provided, however, if the last day of an Interest Period would not fall on a Business Day, then the Interest Period will end on the next following Business Day. The initial Interest Period shall commence on the date of this Note, and each succeeding Interest Period shall commence on the day immediately following the expiration of the preceding Interest Period.

“LIBOR Rate” means the London Interbank Offered Rate for the applicable Reference Period stated on Reuters Monitor Money Rates Service (“Reuters”) two (2) Business Days before the first day of each Interest Period (or in the event no such rate is stated on that date, the rate stated on the day most immediately preceding the date of determination on which a rate was stated), as adjusted from time to time in Lender’s sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, that if such rate is not available on Reuters then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender and recognized in the banking industry. If Reuters states more than one (1) rate for such Reference Period, the “LIBOR Rate” shall be the arithmetic mean of all stated rates for such Reference Period.

“Reference Period” means one (1) month. This Reference Period is for reference purposes only, and the actual Interest Periods under this Note may be for periods of more than or less than one (1) month, depending on whether or not the last day of the Interest Period falls on a Business Day.

This Note (a) is the Revolving Note provided for in the Agreement and (b) is secured as provided in the Agreement. Maker may prepay the principal of this Note upon the terms and conditions specified in the Agreement. Maker may borrow, repay, and reborrow hereunder upon the terms and conditions specified in the Agreement.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Highest Lawful Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Highest Lawful Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Highest Lawful Rate.

If default occurs in the payment of principal or interest under this Note, or upon the occurrence of any other Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, the Agreement, the Loan Documents (as such term is defined in the Agreement) at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

In the event that an Event of Default exists and Payee decides to waive such Event of Default or to forbear from taking action with respect to such Event of Default, Maker shall pay to Payee, immediately upon demand by Payee, a waiver fee (reasonable by industry standards) in an amount determined by Payee in its sole and absolute discretion. The decision by Payee to waive any Event of Default shall be made by Payee in its sole and absolute discretion, and Payee has no obligation whatsoever to waive any Event of Default. The provisions of this paragraph shall not affect Payee’s other rights or remedies.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys’ fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this

Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or with similar language. If Borrower sends a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amounts owed or that may become owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount, must be mailed or delivered to: Compass Bank, P.O. Box 3096, Birmingham, Alabama 35202.

The Note is executed in renewal, extension and increase of, and not in novation or discharge of, that certain Master Revolving Promissory Note dated November 16, 2006 executed by Maker in the original principal amount of $4,000,000.00 and payable to the order of Payee, which note was executed in renewal and extension of, and not in novation or discharge of, that certain Master Revolving Promissory Note dated November 16, 2005 executed by Maker in the original principal amount of $4,000,000.00 and payable to the order of Payee, which note was executed in renewal, modification and increase of, and not in novation or discharge of, that certain Master Revolving Promissory Note dated June 21, 2005 executed by Maker in the original principal amount of $2,000,000.00 and payable to the order of Payee, which note was executed in modification of, and not in novation or discharge of that certain Master Revolving Promissory Note dated March 21, 2005 executed by Maker in the original principal amount of $2,000,000.00 and payable to the order of Payee.

TORNIER, INC.

By:	/s/James T. Hook
James T. Hook
Vice President

By:
Name:
Title:

GUARANTY AGREEMENT

WHEREAS, the execution of this Guaranty Agreement is a condition to COMPASS BANK, an Alabama state banking corporation (“Lender”) making certain loans to TORNIER, INC., a Delaware corporation (“Borrower”), pursuant to that certain Revolving Credit and Security Agreement dated as of even date herewith, between Borrower and Lender (such Revolving Credit and Security Agreement as it may hereafter be amended or modified from time to time, is hereinafter referred to as the “Loan Agreement”);

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, TORNIER US HOLDINGS, INC., a Delaware corporation (the “Guarantor”), hereby irrevocably and unconditionally guarantees to Lender the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined).  This Guaranty Agreement shall be upon the following terms:

1.             The term “Guaranteed Indebtedness”, as used herein means all of the “Obligations” and “Liabilities” as defined in the Loan Agreement.  The term “Guaranteed Indebtedness” shall include any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.  As of the date of this Guaranty Agreement, the Obligations and Liabilities include, but are not limited to, the indebtedness evidenced by that certain Master Revolving Promissory Note in the original principal amount of $6,000,000.00, dated May 31, 2007, executed by Borrower and payable to the order of Lender, (b) that certain Promissory Note in the original principal amount of $2,500,000.00, dated May 31, 2007, executed by Borrower and payable to the order of Lender and (c) that certain Promissory Note dated August 29, 2005 in the original principal amount of $1,640,00.00, dated August 29, 2005 executed by A.T. Real Estate, Inc., a Texas corporation, the predecessor in interest by merger to the Borrower, as modified by that certain Modification to Note and Deed of Trust dated as of June 15, 2006, by that certain Modification Agreement dated as of June 15, 2006 and by that certain Second Modification to Note, Deed of Trust and Assignment of Rents dated as of May 31, 2007, and all renewals, extensions, amendments, increases, decreases or other modifications of any of the foregoing and all promissory notes given in renewal, extension, amendment, increase, decrease or other modification thereof.

2.             This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness.  No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Lender or any other party, or which Guarantor may have against Borrower, Lender, or any other party, shall be available to, or shall be asserted by, Guarantor against Lender or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

3.             If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

4.             In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Lender without notice or demand in lawful currency of the United States of America and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness.  Until the Guaranteed Indebtedness is paid in full and a period of ninety (90) days has passed following such payment, Guarantor waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by Guarantor under or in connection with this Guaranty Agreement or otherwise.

5.             If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.

6.             Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor:  (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the

2

Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Lender to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

7.             Guarantor represents and warrants to Lender as follows:

(a)           Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.

(b)           Guarantor has the corporate power, authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(c)           The execution, delivery, and performance by Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of Guarantor and do not and will not violate or conflict with the certificate of incorporation or bylaws of Guarantor or any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties is bound.

3

(d)           No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

(e)           The value of the consideration received and to be received by Guarantor as a result of Borrower and Lender entering into the Loan Agreement and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and the Loan Agreement have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

(f)            Guarantor represents and warrants to Lender that Guarantor is not insolvent, Guarantor’s liabilities do not exceed its assets, and Guarantor will not be rendered insolvent by the execution and performance of this Guaranty Agreement and the Loan Documents (as defined in the Loan Agreement).

(g)           Guarantor makes to Lender the representations and warranties contained in the Loan Agreement which Borrower makes in the Loan Agreement with respect to Guarantor, as if Guarantor were a party to the Loan Agreement, and all of such representations and warranties with respect to Guarantor are incorporated herein by reference.

8.             Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or Lender has any commitment under the Loan Agreement:

(a)           Guarantor will deliver to Lender the financial statements of Guarantor described in the Loan Agreement at the times required by the Loan Agreement.

(b)           Guarantor will furnish promptly to Lender written notice of the occurrence of any default under this Guaranty Agreement or an Event of Default as defined in the Loan Agreement of which Guarantor has knowledge.

(c)           Guarantor will furnish promptly to Lender such additional information concerning Guarantor as Lender may request.

(d)           Guarantor will not (i) become a party to a merger, consolidation or other business combination or acquire all or a substantial part of the assets of any Person (as defined in the Loan Agreement) or any shares or other evidence of beneficial ownership of any Person unless guarantor is the surviving Person to such transaction, (ii) dissolve or liquidate, or (iii) sell, lease, assign, transfer or otherwise dispose of substantially all of its assets.

(e)           Guarantor will always own at least 80 % of the outstanding stock of Borrower.

4

(f)            Guarantor will comply with all of the covenants contained in the Loan Agreement with which Borrower agrees in the Loan Agreement to cause Guarantor to comply, as if Guarantor were a party to the Loan Agreement, and all of such covenants are incorporated herein by reference as if set forth herein in full.

9.             Upon the occurrence of an Event of Default Lender shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Lender shall have made any demand under this Guaranty Agreement.  In addition to Lender’s right of setoff and as further security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants Lender a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Guarantor.  The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

10.           Guarantor hereby agrees that the Subordinated Indebtedness shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness, and Guarantor hereby assigns the Subordinated Indebtedness to Lender as security for the Guaranteed Indebtedness.  If any sums shall be paid to Guarantor by Borrower or any other person or entity on account of the Subordinated Indebtedness, such sums shall be held in trust by Guarantor for the benefit of Lender and shall forthwith be paid to Lender without affecting the liability of Guarantor under this Guaranty Agreement.  For purposes of this Guaranty Agreement, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of Borrower to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of the person or persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

11.           No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender.  No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

12.           This Guaranty Agreement is for the benefit of Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so

5

assigned, may be transferred with such indebtedness.  This Guaranty Agreement is binding not only on Guarantor, but on Guarantor’s successors and assigns.

13.           Guarantor recognizes that Lender is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Borrower under the Loan Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Lender in entering into the Loan Agreement.  Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

14.           This Guaranty Agreement is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Harris County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas.  Any action or proceeding against Guarantor under or in connection with this Guaranty Agreement may be brought in any state or federal court in Harris County, Texas, and Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of such courts, and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court.  Guarantor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the Loan Agreement.  Nothing herein shall affect the right of Lender to serve process in any other matter permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor’s property in courts in other jurisdictions.  Any action or proceeding by Guarantor against Lender shall be brought only in a court located in Harris County, Texas.

15.           Guarantor shall pay on demand all attorneys’ fees and all other costs and expenses incurred by Lender in connection with the preparation, administration, enforcement, or collection of this Guaranty Agreement.

16.           Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

17.           The Loan Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under the Loan Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.  Any notices given hereunder shall be given in the manner provided by and to the addresses set forth in the Loan Agreement.

18.           Guarantor hereby represents and warrants to Lender that Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and that Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

6

19.           THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.  THIS GUARANTY AGREEMENT MAY NOT BE AMENDED EXCEPT IN WRITING BY GUARANTOR AND LENDER.

DATED AND EXECUTED as of May 31, 2007.

GUARANTOR:

TORNIER US HOLDINGS, INC.

By:	/s/Michael S. Doty
Name:	Michael S. Doty
Title:	Global CFO

7